Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-112904) and Form S-8 (File Nos. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877, 333-109879, 333-142651 and 333-156931) of Valeant Pharmaceuticals International of our report dated February 27, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Orange County, California
February 27, 2009